                                                                    EXHIBIT (M)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 1996-3 Monthly Statement
                     Class A Certificate CUSIP #25466KAY5
                     Class B Certificate CUSIP #25466KAZ2


Trust Distribution Date: August 15, 1997       Due Period Ending: July 31, 1997

Pursuant to the Series Supplement dated as of February 21, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     Class Initial Investor Interest)

     Series  1996-3                           Total           Interest      Principal
        Class A    30 days at 6.050000000%  $5.041666667    $5.041666667  $0.000000000

        Class B    30 days at 6.250000000%  $5.208333333    $5.208333333  $0.000000000


2.   Principal Receivables at the end of the Due Period


 (a) Aggregate Investor Interest                       $12,012,638,676.00
     Seller Interest                                    $5,540,017,082.20

     Total Master Trust                                $17,552,655,758.20


 (b) Group One Investor Interest                        $9,912,638,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1996-3 Investor Interest                      $631,579,000.00

 (e) Class A Investor Interest                            $600,000,000.00

     Class B Investor Interest                             $31,579,000.00

3.   Allocation of Receivables Collected During the Due Period

                                             Finance Charge     Principal             Yield
                                              Collections      Collections          Collections

 (a) Allocation of Collections between Investor and Seller
     Aggregate Investor Allocation.        $206,812,370.60  $1,610,519,127.03            $0.00

     Seller:                                $89,268,331.77    $695,163,230.93            $0.00

 (b) Group One Allocation                  $171,401,118.60  $1,334,759,517.03            $0.00

 (c) Group Two Allocation                   $35,411,252.00    $275,759,610.00            $0.00

 (d) Series 1996-3 Allocations              $10,629,297.21     $82,773,996.65            $0.00

 (e) Class A Allocations                    $10,096,351.95     $78,623,768.41            $0.00

     Class B Allocations                       $532,945.26      $4,150,228.24            $0.00


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                      Deposits into the
                         SPFAs This        SPFA    Deposit Deficit  Investment
                         Due Period       Balance    Amount         Income
     Series 1996-3          $0.00         $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                  Total Payments
                                   Amount Paid    Deficit Amount  Through This
                                 This Due Period  This Due Period  Due Period
     Series 1996-3                 $0.00           $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                Deposits Into the
                                                  SIFAs This
                                                  Due Period      SIFA Balance
     Series 1996-3                              $3,189,473.96            $0.00

7.   Pool Factors

                                                       This Due Period
     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount

                                                                   Cumulative
                                                                   Investor
                                                                  Charged-Off
                                          This Due Period           Amount
 (a) Group One                           $66,117,723.76            $0.00

 (b) Group Two                           $13,659,837.21            $0.00

 (c) Series 1996-3                        $4,100,235.41            $0.00

 (d) Class A                              $3,894,652.58            $0.00

     Class B                                $205,582.83            $0.00

9.   Investor Losses This Due Period

                                                                Per $1,000 of
                                                              Original Invested
                                                   Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1996-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00


10.  Reimbursement of Investor Losses This Due Period          Per $1,000 of
                                                             Original Invested
                                                  Total          Principal
 (a) Group One                                    $0.00             $0.00

 (b) Group Two                                    $0.00             $0.00

 (c) Series 1996-3                                $0.00             $0.00

 (d) Class A                                      $0.00             $0.00

     Class B                                      $0.00             $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses          Per $1,000 of
                                                             Original Invested
                                                  Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1996-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00



12.  Investor Monthly Servicing Fee Payable at the end of the Due Period


 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1996-3                                        $1,052,631.67

 (d) Class A                                              $1,000,000.00

     Class B                                                 $52,631.67

13.  Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                              of Class A
                                             Total          Invested Amount
     Series 1996-3 Class B               $37,894,740.00         6.3158%

14.  Total Available Credit Enhancement Amounts

                                           Shared Amount         Class B Amount
 Maximum Amount                               $0.00              $18,947,370.00

 Available Amount                             $0.00              $18,947,370.00

 Amount of Drawings on Credit
  Enhancement for this Due Period             $0.00                       $0.00



15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding  $17,830,375,466.48

                         Delinquent Amount        Percentage of Ending
     Payment Status      Ending Balance           Receivables Outstanding
     30-59 days           $515,457,833.99                2.89%

     60-179 days          $803,225,559.22                4.50%


                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY:
                                       ----------------------------

                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of February 21, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-3 Master Trust Certificates for the Distribution Date occurring on August 15, 1997:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                          $2,601,763,060.35

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                             $78,623,768.41

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                      $10,096,351.95

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                      $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                        $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                              $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                        $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                          $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                   $18,150,000.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                              $4,150,228.24

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                         $532,945.26

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                      $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                        $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                              $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                        $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                          $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                      $986,843.76

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 1997.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -------------------------
                          Vice President, Director of Accounting,
                          and Treasurer